As filed with the Securities and Exchange Commission on October 26, 1995
                                                     Registration No. 33-
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549

                               FORM S-8

                        Registration Statement
                               Under the
                        Securities Act of 1933


                       Micron Electronics, Inc.
--------------------------------------------------------------------------
         (Exact Name of Registrant as Specified in Its Charter)


          Minnesota                                        41-1404301
-------------------------------                        -------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)


                 900 East Karcher Road, Nampa, Idaho              83687
--------------------------------------------------------------------------
               (Address of Principal Executive Offices)         (Zip Code)


                        1995 Stock Option Plan
                   1995 Employee Stock Purchase Plan
--------------------------------------------------------------------------
                        (Full Title of the Plan)


                           Joseph M. Daltoso
       Chairman of the Board, Chief Executive Officer and President
                        Micron Electronics, Inc.
                         900 East Karcher Road
                          Nampa, Idaho  83687
--------------------------------------------------------------------------
                (Name and Address of Agent for Service)



                            (208) 465-3434
--------------------------------------------------------------------------
     (Telephone Number, Including Area Code, of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
==========================================================================
                                     Proposed      Proposed
 Title of                             Maximum       Maximum
Securities               Amount      Offering      Aggregate    Amount of
  to be                  to be         Price       Offering   Registration
Registered             Registered   Per Share (1)  Price (1)       Fee
--------------------------------------------------------------------------
Common Stock
$.01 par value

 Reserved under
 the 1995 Stock
 Option Plan           5,000,000 (2)   $21.188    $105,940,000    $36,532

 Reserved under
 the 1995 Employee
 Stock Purchase Plan   2,500,000 (3)   $18.010    $45,025,000     $15,526

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $21.188 per share, which is the average of the high and low prices of the Common Stock reported on The Nasdaq Stock Market on October 23, 1995.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of 85% of $21.188, which is the average of the high and low prices of the Common Stock reported on The Nasdaq Stock Market on October 23, 1995.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   There are hereby incorporated by reference herein the following documents and information heretofore filed with the Securities and Exchange Commission:

   1. The Company's latest Annual Report on Form 10-K for the year ended August 31, 1995, filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

   2. The Company's Forms 8-K filed September 15, 1995 and October 16, 1995, and the Company's Form 10-Q/A filed October 18, 1995, filed pursuant to Section 13 or Section 15(d) of the 1934 Act.

   3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed August 16, 1989 pursuant to Section 12(b) of the 1934 Act. (File No. 0-17932)

   All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors or Officers.

   Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Company has entered into indemnification agreements with its officers and directors which provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Minnesota Business Corporation Act.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number    Description
-------   -----------
4.1      1995 Stock Option Plan of Micron Electronics, Inc.
         (Incorporated by reference to Exhibit 10.35 to the Company's Quarterly Report on Form 10-Q for the period ended June 1, 1995)

4.2      1995 Employee Stock Purchase Plan of Micron Electronics,
         Inc. (Incorporated by reference to Exhibit 10.36 to the Company's Quarterly Report on Form 10-Q for the period ended June 1, 1995)

5.1      Opinion of Dorsey & Whitney P.L.L.P.

23.1     Consent of Coopers & Lybrand L.L.P.
23.2     Consent of Dorsey & Whitney P.L.L.P. (contained in
         Exhibit 5.1)

24.1     Power of Attorney (included on signature page)

Item 9.  Undertakings.

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any actions, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registrant statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on this 25th day of October, 1995.

                              MICRON ELECTRONICS, INC.

                              By:  /s/ T. Erik Oaas
                                   ---------------------------------
                                   T. Erik Oaas
                                   Vice President, Finance and Chief
                                   Financial Officer

                      POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Daltoso and T. Erik Oaas, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                  Title                Date

/s/  Steven R. Appleton    Director                      October 25, 1995
-------------------------
Steven R. Appleton


/s/  Joseph M. Daltoso     Chairman of the Board, Chief  October 25, 1995
-------------------------  Executive Officer and
Joseph M. Daltoso          President


/s/  Jerry M. Hess         Director                      October 25, 1995
-------------------------
Jerry M. Hess


/s/  Robert A. Lothrop     Director                      October 25, 1995
-------------------------
Robert A. Lothrop


/s/  T. Erik Oaas          Vice President, Finance and   October 25, 1995
-------------------------  Chief Financial Officer
T. Erik Oaas               (Principal Financial and
                           Accounting Officer) and
                           Director

/s/  John R. Simplot       Director                       October 25, 1995
-------------------------
John R. Simplot


/s/  Gregory D. Stevenson  Executive Vice President,      October 25, 1995
-------------------------  Operations and Director
Gregory D. Stevenson

                           Chairman of the Board, Chief
-------------------------  Executive Officer and
Robert F. Subia            President of Micron Custom
                           Manufacturing Services, Inc.
                           (a wholly-owned subsidiary)
                           and Director